AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended September 30, 2026			Full-Year Ended December 31, 2026
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q3 2026 acquired IPR&D and milestones expense	$—	$3.84	$3.88	$1,035	$13.87	$14.07
Q3 2026 acquired IPR&D and milestones expense	216	(0.11)	(0.11)	216	(0.11)	(0.11)
Guidance including Q3 2026 acquired IPR&D and milestones expense[a]	$216	$3.73	$3.77	$1,251	$13.76	$13.96

a    The Company's 2026 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the third quarter of 2026, as both cannot be reliably forecasted.

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